SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2012

NVR, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-12378	54-1394360
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11700 Plaza America Drive, Suite 500, Reston, Virginia		20190
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 703-956-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 8, 2012, NVR, Inc. (the “Company”) held its Annual Meeting of shareholders. There were 5,063,381 shares of NVR, Inc. common stock eligible to vote at the 2012 Annual Meeting. The following are the matters voted upon at the Annual Meeting and the final results of the votes on such matters:

1. Election of all directors for one-year terms:

	Votes For	Votes Against	Abstentions	Broker Non-votes
Dwight C. Schar	4,511,601	25,367	1,375	272,358
C.E. Andrews	4,493,444	31,550	13,349	272,358
Robert C. Butler	4,484,543	40,335	13,465	272,358
Timothy M. Donahue	4,075,445	449,444	13,454	272,358
Thomas D. Eckert	4,497,639	27,292	13,412	272,358
Alfred E. Festa	3,586,898	930,574	20,871	272,358
Manuel H. Johnson	4,068,688	449,629	20,026	272,358
William A. Moran	4,018,030	510,202	10,111	272,358
David A. Preiser	4,074,539	450,404	13,400	272,358
W. Grady Rosier	4,085,958	438,442	13,943	272,358
John M. Toups	4,043,242	481,296	13,805	272,358
Paul W. Whetsell	4,081,471	438,515	18,357	272,358

2. Appointment of KPMG LLP as Independent Auditors for 2012:

Votes For	Votes Against	Abstentions	Broker Non-votes
4,792,664	7,238	10,799	—

3. Approval, in a non-binding advisory vote, the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-votes
3,722,544	558,311	257,488	272,358

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVR, Inc.

Date: May 9, 2012	By:	/s/ Dennis M. Seremet
		Name:	Dennis M. Seremet
		Title:	Senior Vice President and Chief Financial Officer